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                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                      FORM 8-K



                                   CURRENT REPORT


       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report:  April 30, 1998



                               REDWOOD EMPIRE BANCORP
              (Exact number of Registrant as specified in its charter)



          CALIFORNIA                 FILE NO. 0-19231         68-0166366
          ----------                 ----------------         ----------
(State or other jurisdiction of  (Commission File Number)   (IRS Employer)
Incorporated or organization)                               Identification No.)



111 SANTA ROSA AVENUE, SANTA ROSA, CALIFORNIA               95404-4905
---------------------------------------------               ----------
(Address of principal executive offices)                    (Zip Code)



        Registrant's telephone number, including area code:  (707) 573-4800



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ITEM 5.  OTHER EVENTS

Press release for the following (article attached):

          Redwood Empire Bancorp reports first quarter 1998 financial results.












                                      SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



               4-30-98
Date:                         REDWOOD EMPIRE BANCORP
       -------------------    ----------------------
                                   (Registrant)


                                   /s/ James E. Beckwith
                              By:
                                   --------------------
                                   James E. Beckwith
                                   Executive Vice President and
                                   Chief Financial Officer


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                           FOR:    REDWOOD EMPIRE BANCORP

                   APPROVED BY:    James Beckwith
                                   Chief Financial Officer
                                   (707) 522-5215

                       CONTACT:    Morgen-Walke Associates, Inc.
                                   John Swenson, Micah Epps
                                   (415) 296-7383
FOR IMMEDIATE RELEASE              Deborah Szajngarten
                                   (212) 850-5600


                        REDWOOD EMPIRE BANCORP REPORTS FIRST
                           QUARTER 1998 FINANCIAL RESULTS

        THE COMPANY REPORTS A 91% INCREASE IN FIRST QUARTER 1998 NET INCOME

SANTA ROSA, Calif. (April 28, 1998) -- Redwood Empire Bancorp (AMEX: REB) today reported financial results for the first quarter ended March 31, 1998.

     Net income for the first quarter was a record $1,107,000, or $0.32 diluted per share. This compares with net income of $580,000, or $0.16 diluted per share, in the first quarter of 1997 and to net income of $1,052,000, or $0.31 diluted per share, in the fourth quarter of 1997. Return on equity was 13.11% in the first quarter, compared with 7.74% a year ago and 12.84% for the fourth quarter of 1997.

     Consolidated net interest income declined $515,000 to $4,574,000 in the first quarter of 1998, when compared to $5,089,000 in the first quarter of 1997, due to a decline in earning assets of $46.5 million. Net interest margin for the quarter was 4.73% as compared to 4.69% in 1997. Non interest income or fee income increased by $755,000 to $3,327,000 when compared to $2,572,000 in the same quarter one year ago. This increase was principally due to improved performance of our fee based strategic business units. Non interest expense for the first quarter of 1998 declined by $427,000 to $5,649,000 when compared to the same quarter one year ago. The decline was primarily due to reduced head count and a reduction in occupancy, data processing, and legal and professional expenses.

     The loan loss provision totaled $510,000 for the recent first quarter versus $585,000 in the same period last year. Net chargeoffs were $506,000, or
 .19% of average portfolio loans. Nonperforming assets at March 31, 1998 amounted to $14,705,000 or 3.31% of total assets, compared to non-performing assets of $16,621,000 or 3.71% of total assets at December 31, 1997. The reduction of $1,916,000 in nonperforming assets for the quarter represents an 11.5%


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decline.  As of March 31, 1998, non accrual loans amounted to $7,382,000, restructured loans totaled $1,109,000 and other real estate owned and other assets owned equaled $6,214,000.

     "We are pleased with our financial performance this quarter," stated Tom Whitaker, Chairman of Redwood Empire Bancorp. "During the quarter, we continued our initiatives to improve asset quality, enhance revenue, and increase operating efficiencies. As a result, nonperforming assets decreased and net income increased. In addition, we announced the preferred stock redemption which we view as a part of our ongoing commitment to improve shareholder value. Looking forward, we intend to continue improving our profitability and remain committed to becoming a premier banking franchise in Northern California."
Total assets were $444 million at quarter-end. Common book value per share was $10.23. The Company's Tier 1 capital to average assets ratio was 10.18% as of March 31, 1998.

      Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various northern California locations.

      The statements contained in this release, which are not historical facts, are forward-looking statements that are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Company's Securities and Exchange Commission filings.


                                 (Tables to follow)


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                    REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
      (DOLLARS IN THOUSANDS EXCEPT FOR EARNINGS PER SHARE AND SHARE data)



                                                        THREE MONTHS ENDED
                                                   MARCH 31          MARCH 31
                                                     1998              1997
                                                 ------------      ------------
Interest income                                        $8,306            $9,738
Interest expense                                        3,732             4,649
                                                 ------------      ------------
Net interest income                                     4,574             5,089
Provision for loan losses                                 510               585
                                                 ------------      ------------
Net interest income after loan loss                     4,064             4,504
Other income                                            3,327             3,009
Other expense                                           5,649             6,513
                                                 ------------      ------------
Income before taxes                                     1,742             1,000
Income tax expense                                        635               420
                                                 ------------      ------------
NET INCOME                                              1,107               580
Preferred dividends                                       112               112
                                                 ------------      ------------
Net income available for common                          $995              $468
                                                 ------------      ------------
                                                 ------------      ------------


Basic earnings per share:
  Net income                                             $.36              $.17
  Weighted average shares                           2,793,000         2,756,000

Diluted:
  Net income                                             $.32              $.16
  Weighted average shares                           3,445,000         2,861,000



SELECTED RATIOS
Return on Average Common Equity                       14.20 %            7.72 %
Return on Average Total Equity                        13.11 %            7.74 %
Return on Average Assets                               1.04 %             .49 %


                                                   SELECTED BALANCE SHEET DATA
                                                         (IN THOUSANDS)

                                                   March 31          March 31
                                                     1998              1997
                                                 ------------      ------------
Total Loans, including Mortgage Loans Held           $290,439          $354,147
Allowance for Loan Loss                                 7,649             7,085
Total Assets                                          443,945           460,990
Total Deposits                                        385,013           404,807
Equity Capital                                         34,387            30,119
Nonperforming Assets                                   14,705            15,570